Exhibit 4.5

ENBRIDGE EMPLOYEE SERVICES, INC. EMPLOYEES’ SAVINGS PLAN

AND

EMPLOYER FLEXIBLE 401(K) PLAN

SPIN-OFF AND TRANSFER AGREEMENT

WITNESSETH:

WHEREAS, Enbridge Employee Services, Inc. (“EESI”) previously established and is the plan sponsor of the “Enbridge Employee Services, Inc. Employees’ Savings Plan” (the “Savings Plan”), which is a defined contribution plan that is maintained for the benefit of eligible employees and their beneficiaries and is the type of plan commonly referred to as a “401(k) plan”; and WHEREAS, the Plan is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, pursuant to the Membership Interest Purchase Agreement by and between Moda Midstream, LLC and Enbridge (U.S.) Inc., dated September 5, 2021, Enbridge (U.S.) acquired Moda Midstream Operating, LLC (renamed Enbridge Midstream Operating, LLC) and Moda Ingleside Energy Center, LLC (renamed Enbridge Ingleside Energy Center, LLC) (together, the “Moda Entities”); and

WHEREAS, the Moda Entities are participating employers in the “Employer Flexible 401(k) Plan” (“Employer Plan”), which is a multiple employer 401(k) plan that is maintained for the benefit of the eligible employees of participating employers and their beneficiaries; and

WHEREAS, the Enbridge U.S. Pension Administration Committee (the “Committee”) determined that the transfer of assets and liabilities attributable to the Moda Entities under the Employer Plan into the Savings Plan is a non-material amendment to the Savings Plan; and

WHEREAS, Section 10.2.2 of the Savings Plan authorizes the Committee to adopt nonmaterial amendments to the Savings Plan; and

WHEREAS, pursuant to the authority granted to it under Section 10.2.2 of the Savings Plan, the Committee adopted resolutions on December 7, 2021, authorizing (1) the transfer of assets and liabilities attributable to the Moda Entities under the Employer Plan into the Savings Plan as soon as administratively practicable, and (2) the Chair of the Committee to enter into a merger agreement and any amendment to the Savings Plan and Employer Plan that is necessary to accomplish such transfer of assets and liabilities to the Savings Plan; and

WHEREAS, the Moda Entities desire to cease participation in the Employer Plan and spin-off the account balances of the employees and former employees (and their beneficiaries) of the Moda Entities (the “Moda Participants”) from the Employer Plan and transfer such assets and liabilities to accounts established for them under the Savings Plan, with such transfer to be effective as of the beginning of the calendar day on March 2, 2022 (the “Effective Time”); and

WHEREAS, EESI consents to accept such transfer of account balances and related assets and liabilities from the Employer Plan into the Savings Plan via a direct trustee-to trustee transfer;

NOW, THEREFORE, the Moda Entities and EESI hereby agree as follows:

(1)            Eligibility for the Savings Plan. Effective as of the Effective Time, all Moda Participants shall become participants in the Savings Plan in accordance with the terms of the Savings Plan.

(2)            Transfer of Assets and Liabilities and Participant Loans. Effective as of the Effective Time, the Employer Plan account balances attributable to the Moda Participants, including outstanding participant loans allocable to the Moda Participants, shall be transferred into the Savings Plan. All of the assets and liabilities of the trust maintained in connection with the Employer Plan (the “Employer Plan Trust”) that are allocable to the account balances of the Moda Participants shall be transferred as soon as administratively practicable after the Effective Time to the trust maintained in connection with the Savings Plan (the “Savings Plan Trust”), to be held therein in trust. In that regard, as of the Effective Time, the plan administrator of the Employer Plan shall direct the trustee of the Employer Plan Trust to effectuate the transfer of such specified assets and liabilities from the Employer Plan Trust to the Savings Plan Trust for the benefit of the Moda Participants.

(3)            Protected Forms of Benefit Preserved. Each Moda Participant whose account balance under the Employer Plan is transferred to the Savings Plan, incident to the spin-off and transfer of assets and liabilities thereto, shall be entitled to preserve his or her optional forms of benefit under the Employer Plan to the extent required by Code Section 411(d)(6) and the regulations promulgated thereunder.

(4)            Tax Qualification a Condition Precedent to Merger. The spin-off and transfer of the account balances in the Employer Plan into the Savings Plan is contingent upon, and subject to, the express conditions precedent that (a) the spin-off and transfer meets all statutory and regulatory requirements for the qualification of the Savings Plan and the Savings Plan Trust under Sections 401(a) and 501(a) of the Code, and (b) the Employer Plan and the Employer Plan Trust, at all times, in form and operation, have maintained their status as tax qualified under the same sections of the Code.

(5)            Compliance with Section 414(1) of the Code. The spin-off and transfer of assets and liabilities allocable to the account balances of the Moda Participants under the Employer Plan to the Savings Plan shall comply with Section 414(1) of the Code, i.e., each Moda Participant whose account balance is transferred from the Employer Plan shall receive a vested account balance under the Savings Plan immediately after the merger that is equal to or greater than the Nested account balance that he or she would have been entitled to receive immediately before such spin-off and transfer if the Employer Plan had then terminated.

(6)            Single Plan. At all times during and following the spin-off and transfer of assets attributable to the account balances of the Moda Participants to the Savings Plan, the Savings Plan shall remain a single plan within the meaning of Section 414(1) of the Code. On and after the Effective Time, all participants in the Savings Plan shall be subject to the administrative rules and procedures established under the Savings Plan.

[Signature page follows.]

IN WITNESS WHEREOF, this Spinoff and Transfer Agreement is hereby approved, adopted and executed by the Chairperson of the Enbridge U.S. Pension Administration Committee on behalf of BEST and the Savings Plan, and on behalf of the Moda Entities by their duly authorized officers, to be effective as of the Effective Time.

Enbridge U.S. Pension Administration Committee

By:	/s/ Steve Neyland
Steve Neyland, Chairperson
Date:

Enbridge Midstream Operating, LLC

By:	/s/ Jonathan Gould
	Name:	Jonathan Gould
	Title:	Treasurer
Date:

Enbridge Ingleside Energy Center, LLC

By:	/s/ Jonathan Gould
	Name:	Jonathan Gould
	Title:	Treasurer
Date:

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ENBRIDGE INGLESIDE ENERGY CENTER, LLC

WRITTEN CONSENT OF

THE SOLE MEMBER

March 1, 2022

Subject: Moda—Transfer of 401(k) Plan

The undersigned, being the Sole Member of Enbridge Ingleside Energy Center, LLC, a Delaware limited liability company (the “Company”), does hereby, in conformity with the laws of the State of Delaware (as may be amended from time to time), consent to the adoption of the following resolutions, as though such resolutions had been unanimously adopted at a meeting of the Sole Member of the Company duly called, noticed, convened and held for the purpose of considering the same, and direct that this consent be filed with the minutes of the proceedings of the Company.

IN WITNESS WHEREOF, the Sole Member of the Company has executed this Consent effective as of the date first written above.

ENBRIDGE INGLESIDE HOLDINGS, LLC

By:	/s/ Jonathan Gould
	Name:	Jonathan Gould
	Title:	Treasurer

Moda—Transfer of 401(k) Plan

WHEREAS, the Company is a participating employer in the Employer Flexible 401(k) Plan (“Plan”) for the benefit of its eligible employees and their beneficiaries;

WHEREAS, pursuant to the Membership Interest Purchase Agreement by and between Moda Midstream, LLC and Enbridge (U.S.) Inc., dated September 5, 2021 (“Purchase Agreement”), the Company was acquired by Enbridge (U.S.) Inc. (“Acquisition”);

WHEREAS, the Company employees who participated in the Plan have been moved into a new payroll entity and are eligible to participate in the Enbridge Employee Services, Inc. Employees’ Savings Plan (“EESI Plan”); and

WHEREAS, the Company now desires to withdraw as a participating employer in the Plan and transfer the Plan assets and liabilities into the EESI Plan.

NOW THEREFORE, BE IT RESOLVED, that the Company hereby authorizes the (i) withdrawal of the Company as a participating employer in the Plan as soon as administratively feasible, in accordance with procedures set forth in Section 14.12 of the Plan, and (ii) transfer of the Company’s Plan assets and liabilities to the EESI Plan, pursuant to Section 14.11(c) of the Plan and 414(1) of the Internal Revenue Code;

FURTHER RESOLVED, if it is determined by the Plan’s legal counsel that the Company may make a profit sharing contribution under the Plan in compliance with the applicable rules of the Internal Revenue Code, the Company hereby authorizes a profit sharing contribution in the amount of 10% of participants’ 2021 eligible compensation paid prior to the Acquisition, as determined in accordance with the terms of the Plan, and any such contribution, to the extent authorized by legal counsel, shall be made prior to the transfer of Plan assets and liabilities to the EESI Plan;

FURTHER RESOLVED, the officers of the Company, or any of them, be and they hereby are, authorized and directed to execute and deliver any Plan amendments, and any and all documents necessary to effectuate the foregoing resolutions, and to take such further action as may, in the discretion of any such officer; and with the advice of legal counsel as deemed appropriate, be considered necessary, desirable or appropriate to enter into, consummate or perform the actions contemplated thereby, including the delegation of any of the foregoing authority to their delegates; and

FURTHER RESOLVED, that all acts undertaken prior to the adoption of these resolutions by any of the officers or other authorized representatives of the Company, in its name or for its account in connection with the matters contemplated by these resolutions, are hereby approved, ratified, confirmed and adopted, in all respects, on behalf of the Company.

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